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                                                                EXHIBIT 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We have issued our report dated June 16, 1997 (except for Note 35 as to which the date is March 3, 1998) accompanying the financial statements of Tamaris PLC as of and for the two years ended March 31, 1997. We consent to the inclusion of the aforementioned report in this Registration Statement of Omega Worldwide, Inc. on Form S-1 and to the reference to firm under the Caption "Experts".


GRANT THORNTON (manually)

London, United Kingdom
March 10, 1998